Exhibit 99.1

Enveric Biosciences Signs Non-Binding Term Sheets to Pursue the Exclusive Out-Licensing of Three Classes of Compounds

Potentially significant milestone payments and execution fees if all development and sales criteria are met for all three agreements.

CAMBRIDGE, Mass., February 29, 2024 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, is pleased to announce that it has signed three non-binding term sheets with an undisclosed biotechnology company to pursue the out-licensing of three classes of compounds. The compounds come from Enveric’s extensive library of over 1,000 novel molecules generated using the Company’s Psybrary™ platform and proprietary computational chemistry and artificial intelligence (AI) drug-discovery system (PsyAI™).

The three term sheets contemplate that the undisclosed licensee would receive exclusive, royalty-bearing global licenses to develop and sublicense the assets, along with cash buyout options and future option rights to substantially related assets in the Enveric portfolio. The licensee would assume responsibility for all future preclinical and clinical development for all human and/or animal pharmaceutical applications.

The term sheets further provide that Enveric could be eligible to receive future development and sales milestone payments and execution fees for the three licenses, which in total could add up to $200 million, assuming certain conditions are met, including receiving approval for the investigational new drug (IND) applications and completing Phases I through III testing of the licensed products. Royalty rates on each of the three licenses could range from 2.5% up to 10% on future sales, depending on meeting certain sales criteria. The compound classes under the term sheets come from two of the seven portfolios of preclinical molecules that Enveric recently unveiled as available for out-licensing. Numerous molecules and classes remain available for additional out-licensing opportunities.

“Patients living with serious mental health conditions have seen insufficient innovation for far too long, and we are excited for the opportunity to progress several of the novel compounds generated using our drug discovery engine,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “We look forward to working with our partner, and we are confident in their leadership and capabilities to work on further developing these drug candidates to advance treatment options for patients. Ultimately, we believe the definitive licensing agreements, once negotiated and finalized, could represent an excellent potential source of revenue for Enveric, and could demonstrate the value creation from Enveric’s discovery capabilities and proprietary PsyAI™ and Psybrary™ platforms, which have already generated an impressive library of compounds targeting a variety of CNS disorders.”

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, EB-003, is a first-in-class approach to the treatment of difficult-to-address mental health disorders designed to promote neuroplasticity without inducing hallucinations in the patient. Enveric is also developing EB-002, formerly EB-373, a next generation synthetic prodrug of the active metabolite, psilocin, being studied as a treatment of psychiatric disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: negotiate and finalize definitive agreements based on the three out-licensing term sheets and perform pursuant to the terms thereof; carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively. The three out-licensing term sheets identified herein are non-binding and may not result in definitive agreements or attainment of the licensing fees referenced therein.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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